Exhibit 99.1

WESTWATER RESOURCES AND ALABAMA GRAPHITE PRODUCTS BREAK GROUND ON KELLYTON PROCESSING PLANT

Governor Ivey and Congressman Rogers highlight ceremony for construction of $202 million plant in Coosa County

KELLYTON, AL – April 19, 2022: Alabama Gov. Kay Ivey, Congressman Mike Rogers, and numerous other state and local government officials and business leaders joined Westwater Resources, Inc. (NYSE American: WWR) and its subsidiary Alabama Graphite Products, LLC (collectively the “Company”) in breaking ground today for the construction of the Company’s graphite processing plant in Kellyton, just outside Alexander City, Alabama.

The $202 million plant, which is being built in the Lake Martin Regional Industrial Park just off U.S. 280 in Coosa County, will process raw graphite into refined, battery-grade graphite for use in batteries that power electric vehicles (EVs), electronics and many other products. Once completed, Phase I of the facility is expected to employ at least 100 people at an estimated average hourly wage in excess of $21 per hour and when fully operational is expected to produce 7,500 metric tons of refined graphite each year.

“The construction of this plant is the result of a lot of work, cooperation, planning and vision by numerous people over a number of years,” said Chad Potter, President and CEO of Westwater Resources and Alabama Graphite Products. “I want to thank our incredible team, which envisioned and laid the foundation for what is the first graphite plant of its kind anywhere, as well as our state and local partners who made this day possible.”

Refined graphite is used as the anode in lithium-ion batteries that are found in EVs and other products, as well as a conductivity enhancer for all types of batteries, including the common lead-acid batteries in traditional vehicles. The batteries found in an average EV need about 175-200 pounds of graphite. There are currently no producers of natural-grade graphite in the U.S. for these types of products. Currently, the refined graphite used in lithium-ion and other batteries is primarily imported from China. As a result, the U.S. government has declared graphite a critical strategic mineral.

Gov. Ivey joined numerous state and local government officials and business leaders who took part in the groundbreaking celebration at the Kellyton site. She said the plant will put Alabama at the top echelon in the production of an essential material for EVs and other batteries.

“Alabama, which is home to Mercedes-Benz, Honda, Hyundai, Toyota and Mazda, is among the top four states in the nation in automobile production,” Gov. Ivey said. “This plant will make Alabama an even bigger player in the fast-growing electric vehicle sector. It also creates jobs and will serve as a catalyst for economic development in the region, which my administration has worked tirelessly over the years to bring to the state. As this new manufacturing facility demonstrates, the fruits of that labor are paying dividends for the people of Alabama.”

Congressman Rogers praised Alabama Graphite Products for the jobs and economic development it is bringing to his district. “Having the first graphite processing of its kind in Coosa County is a real honor and I believe an indication of what’s to come,” Congressman Rogers said. “This project will spur more economic development in the region and more jobs for the people here.”

The plant is being built by Alabama Graphite Products, LLC, a subsidiary of Westwater Resources. Westwater Resources is a Colorado-based company focused on developing battery-ready natural graphite materials for advanced batteries and is committed to exploring and developing materials for clean, sustainable energy production.

The Kellyton plant will use a proprietary process to purify the feedstock and refine it into battery grade graphite. This process is safer and more environmentally friendly and sustainable than the hydrofluoric acid-based process commonly used in China and elsewhere, which requires more water and produces more environment-damaging byproducts.

“Since our announcement in June of last year that we will build our state-of-the-art processing plant in Alabama, we have made significant investments in preparation for the operation of our plant,” Mr. Potter said. “We have purchased and renovated two large existing buildings adjacent to the plant site – one for warehousing and logistical uses, the other for our laboratory and administrative offices. As our investment of millions of dollars and our commitment to invest even more indicate, we are firmly committed to Alabama and this community, and we look forward to being here for many years to come.”

In addition to the processing plant, the Company plans to continue advanced exploration activities of a graphite deposit in western Coosa County in the Alabama Graphite Belt. Westwater Resources acquired mineral rights to approximately 41,900 acres in 2018 and expects to begin mining operations by the end of 2028. Until then, the Kellyton plant will import feed graphite acquired from high-quality sources. There is currently no commercial-level graphite mining in the U.S.

Mr. Potter thanked the many state and local officials, agencies, industrial recruiters, associations and businesses that helped make the project a reality. “The cooperation and assistance we have received – from tax incentives to utilities to workforce development – has been incredible. We would not be here today without their support.”

In addition to Gov. Ivey and Congressman Rogers, other government officials at the groundbreaking included Alabama Commerce Secretary Greg Canfield, Alabama Department of Economic and Community Affairs Director Kenneth Boswell, State Senator Clyde Chambliss, State Representatives Ben Robbins and Ed Oliver, Coosa County Commissioners and Alexander City officials. Also in attendance were representatives from the Lake Martin Area Economic Development Alliance, the Lake Martin Area Industrial Development Authority, the Alabama Clean Fuels Coalition, the Alabama Mining Association, the Energy Institute of Alabama, Alabama Power Company, and project contractors: Fite Building Company, B.L. Harbert International, Asimpa, Samuel Engineering and Bailey-Harris Construction Company.

The Kellyton processing plant is expected to begin operation by the end of the second quarter of 2023.

For more information about Alabama Graphite Products, go online to www.alabamagraphiteproducts.com.

About Westwater Resources Inc.

Westwater Resources, Inc. (NYSE American: WWR) is focused on developing battery-grade natural graphite products. The Company’s primary project is the Kellyton graphite processing plant that is under construction in east-central Alabama. In addition, the Company’s Coosa graphite deposit is the most advanced natural flake graphite deposit in the contiguous United States — and located across 41,900 acres (~17,000 hectares) in Coosa County, Alabama. For more information, visit www.westwaterresources.net.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," “scheduled,” and other similar words. Forward looking statements include, among other things, statements concerning the construction and operation of the Company’s Kellyton graphite processing facility, the Company’s Coosa graphite deposit, and the costs and schedules associated with them. The Company cautions that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of the Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Westwater’s Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: (a) the spot price and long-term contract price of graphite (both flake graphite feedstock and purified graphite products) and vanadium, and the world-wide supply and demand of graphite and vanadium; (b) the effects, extent and timing of the entry of additional competition in the markets in which we operate; (c) the ability to obtain contracts with customers; (d) available sources and transportation of graphite feedstock; (e) the ability to control costs and avoid cost and schedule overruns during the development, construction and operation of the Kellyton graphite processing facility; (f) the ability to construct and operate the Kellyton graphite processing plant in accordance with the requirements of permits and licenses and the requirements of tax credits and other incentives; (g) government regulation of the mining and manufacturing industries in the United States; (h) unanticipated geological, processing, regulatory and legal or other problems we may encounter; (i) the results of our exploration activities at the Coosa graphite deposit, and the possibility that future exploration results may be materially less promising than initial exploration results; (j) any graphite or vanadium discoveries at the Coosa graphite deposit not being in high enough concentration to make it economic to extract the metals; (k) our ability to finance growth plans; (l) the potential effects of the continued COVID-19 pandemic; (m) currently pending or new litigation or arbitration; and (n) our ability to maintain and timely receive mining, manufacturing, and other permits from regulatory agencies.

Contacts

Westwater Resources, Inc.

Terence J. Cryan, Executive Chairman of the Board

Phone : 303-531-0516

Jeff Vigil, VP Finance & CFO
Phone: 303.531.0481

Email: Info@WestwaterResources.net

Investor Relations
Porter, LeVay & Rose
Michael Porter, President
Phone: 212.564.4700
Email: Westwater@plrinvest.com